Exhibit 3.273

CERTIFICATE OF FORMATION

of

MARCUS CABLE ASSOCIATES, L.L.C.

The undersigned, as an authorized person, is duly executing and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. §18-101, et. seq.) (the “Act”):

ARTICLE I

The name of the limited liability company is Marcus Cable Associates, L.L.C. (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and address of its registered agent for service of process are as follows:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

2

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 23, 1998.

By:	/s/ Richard A. B. Gleiner
Richard A. B. Gleiner
Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

MARCUS CABLE ASSOCIATES, L.L.C.

MARCUS CABLE ASSOCIATES, L.L.C. a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 25th day of March, 1999.

/s/ Marcy Lifton
Name: Marcy Lifton
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF MERGER OF A

FOREIGN LIMITED LIABILITY COMPANY

WITH AND INTO

A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, it is hereby certified that:

1. The constituent business entities participating in the merger herein certified are:

a. Marcus Cable Associates, L.L.C., a Delaware limited liability company (“Marcus DE”) and wholly owned subsidiary of Charter Cable Operating Company, LLC; and

b. MARCUS CABLE ASSOCIATES, L.L.C., a Virginia limited liability company (“Marcus VA”).

2. An Agreement and Plan of Merger has been approved, adopted, executed and acknowledged by the aforesaid constituent entities in accordance with the provisions of 18-209 of the Limited Liability Company Act of the State of Delaware, to wit, by Marcus VA in accordance with the laws of the Commonwealth of Virginia and by Marcus DE in the same manner as is provided in Section 18-209 of the Limited Liability Act of the State of Delaware.

3. The name of the surviving domestic limited liability company is “Marcus Cable Associates, L.L.C.,” which is duly formed under Delaware law.

4. The executed Agreement and Plan of Merger between the aforesaid constituent entities is on file at the principal place of business of the aforesaid surviving limited liability company at:

12405 Powerscourt Drive

St. Louis, Missouri 63131

5. A copy of the Agreement and Plan of Merger will be furnished by Marcus DE, on request and without cost, to any member or any person holding an interest in the aforesaid constituent entities.

IN WITNESS WHEREOF, Marcus Cable Associates, L.L.C., a Delaware limited liability company, has caused this certificate to be signed by its authorized person, this 16th day of July, 2003.

MARCUS CABLE ASSOCIATES, L.L.C. a Delaware limited liability company

By:	/s/ Marcy A. Lifton
Marcy A. Lifton, Vice President